BY LAWS

OF

GENESYS INDUSTRIES, INC.

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ARTICLE I - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under Chapter 607 of the Florida Statues.

ARTICLE II - OFFICES

The principal office of the Corporation shall be established and maintained as designated in the Articles of Incorporation. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors (hereinafter, "Board") may from time to time establish.

ARTICLE III - STOCKHOLDERS

1.                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Unless otherwise required by law or the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of a class of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by either the (1) Chairman of the Board of Directors, if there be one, or (2) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Chairman of the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

2.                  PLACE OF MEETINGS. Meetings of the Stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Florida as the Board shall authorize.

3.                  ANNUAL MEETING. The annual meeting of the Stockholders shall be held within six months of the first Monday of the month in which the Corporation=s initial Articles of Incorporation were first filed with the Secretary of State. If such day falls on a legal holiday, then the annual meeting of the Stockholders shall be held on the next business day. The Stockholders shall elect the Board and transact such other business as may properly come before said meeting.

4.                  SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the Board or by the President or at the written request of Stockholders owning a majority of the stock entitled to vote at such meetings. A meeting requested by the Stockholders shall be called for a date not less than ten nor more than sixty days after a request is made. The Secretary shall issue the call for the meeting unless the President, the Board or the Stockholders shall designate another to make said call.

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5.                  NOTICE OF MEETINGS. Written Notice of each meeting of the Stockholders shall state the purpose, the time and the location of the meeting. Notice shall be mailed to each Stockholder having the right and entitled to vote at such meetings, at the Stockholder=s last address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any Stockholder(s) shall transfer their stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

6.                  RECORD DATE. The Board may fix a record date not more than sixty days prior to the date set for a meeting of Stockholders as the date on which the Stockholders of record, who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof, shall be determined. Notice that such date has been fixed may be published in the city, town or county where the principal office of the Corporation is located and in each city, town, or country where a transfer agent of the stock of the Corporation is located.

7.                  VOTING. Every Stockholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote for each share of voting stock recorded in the Stockholders name on the books of the Corporation on the record date as fixed by the Board. If no record date was fixed, on the date of the meeting the book of records of Stockholders shall be produced upon the request of any Stockholder. Upon demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting, shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

8.                  QUORUM. The presence, in person or by proxy, of Stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the Stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

9.                  PROXIES. At any Stockholders' meeting or any adjournment thereof, any Stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all persons so designated, unless the instrument shall otherwise provide.

10.              STOCKHOLDER LIST. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its Stockholders who are entitled to notice of a

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Stockholders' meeting. Such list shall be arranged by voting group with the names and addresses and the number, class and series, if any, of the shares held by each. This list shall be available for inspection by any Stockholder for a period of ten days prior to the meeting.

11.                BOOKS AND RECORDS. The books of the Corporation may be kept (subject to any provision contained in the Florida Statues of Corporation) outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the ByLaws of the Corporation.

ARTICLE IV - DIRECTORS

1.                  BOARD OF DIRECTORS. The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders. The Board of Directors shall consist of not less than three (1) or more than (6) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of Preferred Stock, if any, the exact number may be increased or decreased (but not to less than three (1) or more than (6)

2.                  ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until the Director=s successor has been elected and qualified, or until the Director's prior resignation or removal. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders or beneficial holders. Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or conversion, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors.

3.                  VACANCIES. If the office of any Director, member of a committee or other office becomes vacant the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.

4.                  REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5.                  NEWLY CREATED DIRECTORSHIPS. The number of Directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the Directors, though less than a quorum, or by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose; and, by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

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6.                  RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.                  QUORUM OF DIRECTORS. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8.                  VOTING. Each Director shall be entitled at each meeting of the Directors, and upon each proposal, matter or motion therein, to one vote. All proposals, matters or motions presented at any Board of Directors meeting shall be decided by a majority vote of the Directors present at said meeting.

9.                  PLACE AND TIME OF BOARD MEETINGS. The Board may hold its meetings at the office of the Corporation or at such other places either within or without the State of Florida as it may from time to time determine.

10.              REGULAR ANNUAL MEETING. A regular meeting of the Board shall be held immediately following the annual meeting of the Stockholders at the place of such annual meeting of the Stockholders.

11.              NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally, by mail, by wire, or facsimile. Special meetings shall be called by the President, or by the Secretary, or in a like manner on written request by two Directors. Notice of a meeting need not be given to any Director who submits a Waiver of Notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to said Director.

12.             EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-laws, may exercise the powers of the Board in the management of the business of the Corporation.

13.             COMPENSATION. No compensation shall be paid to Directors as such, for their services, however, by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

14.              LIABILITY. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Chapter 607 of the Florida Statues as the same exists or may hereafter be amended. If Chapter 607 of the Florida Statues is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by Chapter 607 of the Florida Statues, as so amended.

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ARTICLE V - OFFICERS

1.              OFFICERS ELECTION AND TERM.

1.1       The Board may elect or appoint a Chairperson, a President, one or more Vice-Presidents, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer and such other Officers as it may determine who shall have duties and powers as hereinafter provided.

1.2      All Officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected, or appointed, and qualified.

2.               REMOVAL RESIGNATION SALARY ETC.

2.1       Any Officer elected or appointed by the Board may be removed by the Board with or without cause.

2.2        In the event of the death, resignation or removal of an Officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

2.3        Any two or more offices may be held by the same person.

2.4        The salaries of all Officers shall be fixed by the Board.

2.5        The Directors may require any Officer to give security for the faithful performance of that Officer=s duties.

3.                  CHAIRPERSON. The Chairperson of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties from time to time as may be assigned to the Chairperson by the Board or the executive committee.

4.                  PRESIDENT. The President may be the Chief Executive Officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of the Corporation. The President shall preside at all meetings of the Stockholders, if present thereat, and, in the absence or non-election of the Chairperson of the Board, at all meetings of the Board and shall have general supervision, direction and control of the business of the Corporation. Except as the Board shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts in behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested to by the signature of the Secretary or the

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Treasurer or an Assistant Secretary or an Assistant Treasurer.

5.                  VICE PRESIDENTS. During the absence or disability of the President, the Vice President or, if there be more than one, the Executive Vice-President shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

6.                  SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of Stockholders and of meetings and special meetings of the Board; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board or the President, when required; prepare or cause to be prepared and keep available at each meeting of Stockholders a certified list in alphabetical order of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner and perform such other duties as may be prescribed by the Board or assigned by the President.

7.                  ASSISTANT SECRETARIES. During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

8.                  TREASURER. The Treasurer shall have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all the transactions made as Treasurer and provide an assessment of the financial condition of the Corporation. The Treasurer shall also render a full financial report at the annual meeting of the Stockholders if so requested. The Treasurer may request and shall be furnished by all corporate Officers and agents with such reports and statements as the Treasurer may require as to all financial transactions of the Corporation and shall perform such other duties as are designated by these By-laws or as from time to time are assigned by the Board.

9.                  ASSISTANT TREASURERS. During the absence or disability of the Treasurer, the Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or the Board, shall have all the powers and functions of the Treasurer.

10.              SURETIES AND BONDS. In case the Board shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of duties to the Corporation and including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which such Officer or agent may be responsible for.

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ARTICLE VI - INDEMNIFICATION

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Chairman of the Board of Directors.

ARTICLE VII - CERTIFICATES FOR SHARES

1.                  CERTIFICATES. The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name, the number of shares and shall be signed by the President and Secretary and shall bear the Corporate seal. When such certificates are signed by the transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such Officers may be facsimiles.

2.                  LOST OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the offering of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion as a condition preceding the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3.                  TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer shall be entered in the transfer book of the Corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer ledger. No transfer shall be made within ten days next preceding the annual meeting of the Stockholders.

4.                  CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding:

4.1             any Stockholder's meeting; or

4.2             any date upon which Stockholders shall be called upon to take action or have such a right without a meeting; or

4.3             any date fixed for the payment of a dividend or any other form of distribution, and only those Stockholders of record at the time the transfer books are closed shall be recognized as such for the purpose of.

4.3.1	receiving notice of or voting at such meeting; or
4.3.2	allowing the exercise of appropriate action; or
4.3.3	entitling them to receive any dividend or other form of distribution.

ARTICLE VIII - CORPORATE SEAL

The seal of the Corporation shall bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA" or "OFFICIAL CORPORATE SEAL, FLORIDA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any Corporate obligation for the payment of money may be a facsimile or, in the alternative, engraved or printed.

ARTICLE IX - EXECUTION OF INSTRUMENTS

All Corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such Officer or Officers or other person or persons as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, or by such agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

ARTICLE X - FISCAL YEAR

The fiscal year shall begin on the first day of each year.

ARTICLE XI - NOTICE AND WAIVER OF NOTICE

1.                  SUFFICIENCY OF NOTICE. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated. Any notice so required shall be deemed to be sufficient if given by depositing the same in a United States Postal Service post office mail collecting container in a sealed postage-paid wrapper, addressed to the person entitled thereto at the last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

2.                   WAIVERS. Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE XII - CONSTRUCTION

Whenever a conflict arises between the language of these By-laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE XIII - CLOSE CORPORATION

1.                  CONDUCT OF BUSINESS WITHOUT MEETINGS. Any action of the Stockholders, Directors or committees may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation as part of the proceedings of the Stockholders, Directors or committees as the case may be.

2.                  MANAGEMENT BY STOCKHOLDERS. In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Stockholders of the Corporation shall be deemed Directors for the purposes of these By-laws and wherever the words "Directors", "Board of Directors" or "Board" appear in these By-laws those words shall be taken to mean Stockholders as well.

3.                  MANAGEMENT BY A BOARD. The Stockholders may, by majority vote, create a Board to manage the business of the Corporation and exercise its Corporate powers.

ARTICLE XIV - AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Florida, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of the shares entitled to vote generally in the election of directors.

ARTICLE XV - EMERGENCY BY-LAWS

Pursuant to Florida Statute 607.0207 the Corporation adopts the following By-laws herein below, which shall be effective only if a quorum of the Directors of the Corporation cannot be readily assembled due to some catastrophic event.

1.                  CALLING A MEETING. In the event of such catastrophic event, any member of the Board shall be authorized to call a meeting of the Board. Such member calling an emergency meeting shall use any means of communication at the member=s disposal to notify all other members of the Board of such meeting.

2.                  QUORUM. Any one member of the Board shall constitute a quorum of the Board. The members of the Board meeting during such an emergency, may select any person or persons as additional Board members, Officers or agents of the Corporation.

3.                  INDEMNIFICATION. The members of such emergency Board are authorized to utilize any means at their disposal to preserve and protect the assets of the Corporation. Any action taken in good faith and acted upon in accordance with these By-laws shall bind the Corporation; and the Corporation shall hold harmless any Director, Officer, employee or agent undertaking such action.

4.                  TERMINATION OF EMERGENCY BY-LAWS. These emergency By-laws shall cease to have effect upon conclusion of the emergency period.

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